Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Trio-Tech International
Van Nuys, California

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 No. 333-38082, Form S-8 No. 333-40102 and Form S-8 No 333-147817 of Trio-Tech International of our report dated October 9, 2012, relating to the consolidated financial statements which appear in this Form 10-K.

Mazars LLP
PUBLIC ACCOUNTANTS AND
CERTIFIED PUBLIC ACCOUNTANTS
Singapore
October 9, 2012